Exhibit 5.2

December 29, 2025

Netclass Technology Inc

Unit 11 03, ABI Plaza

11 Keppel Road

Singapore 089057

Ladies and Gentlemen:

We are acting as United States counsel Netclass Technology Inc, a company incorporated in the Cayman Islands (the “Company”), in connection with the registration statement on Form F-3, filed the date hereof (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company of up to an aggregate of $100,000,000 of securities which may include Class A ordinary shares (“Class A Ordinary Shares”), share purchase contracts (“Share Purchase Contracts”), share purchase units (“Share Purchase Units”), warrants (“Warrants”), debt securities (“Debt Securities”), rights (“Rights”), units (“Units” and, together with the Class A Ordinary Shares, the Share Purchase Contracts, the Share Purchase Units, the Warrants, the Debt Securities, the Rights, the “Securities”) or any combination of the Securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; (iii) the form of senior indenture to be entered into by the Company (the “Senior Indenture”, filed as Exhibit 4.2 to the Registration Statement), (iv) the form of subordinated indenture to be entered into by the Company (the “Subordinated Indenture”, filed as Exhibit 4.3 to the Registration Statement, and together with the Senior Indenture, the “Indentures”), (v) the opinion of Harneys dated December 29, 2025 (filed as Exhibit 5.1 to the Registration Statement), (vi) each document incorporated or deemed to be incorporated by reference into the Registration Statement and (vii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) each of the Share Purchase Contracts, the Share Purchase Units, the Warrants, the Debt Securities, the Rights and the Units will be governed by, and construed in accordance with, the laws of the State of New York, (ii) all documents contemplated by the Prospectus to be executed in connection with the Offering (the “Operative Agreements”) will have been duly authorized, executed and delivered by each of the parties thereto prior to any issuance of the relevant securities, and (iii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that:

1.	The Warrants, when (i) the Warrants have been specifically authorized for issuance by all requisite corporate actions, (ii) the applicable Operative Agreements relating to the Warrants have been duly authorized, executed and delivered by the Company, (iii) the Warrants have been duly executed by the Company and countersigned in accordance with the applicable Operative Agreements and requisite corporate actions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the requisite corporate actions and the applicable underwriting agreement or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	The Debt Securities, when (i) the Debt Securities have been specifically authorized for issuance by all requisite corporate actions, (ii) the applicable Indentures relating to the Debt Securities have been duly authorized, executed and delivered by the Company, (iii) the Debt Securities have been duly executed by the Company and countersigned in accordance with the applicable Indentures and requisite corporate actions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the requisite corporate actions and the applicable underwriting agreement or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	The Rights, when (i) the Rights have been specifically authorized for issuance by all requisite corporate actions, (ii) the applicable Operative Agreements relating to the Rights have been duly authorized, executed and delivered by the Company, (iii) the Rights have been duly executed by the Company and countersigned in accordance with the applicable Operative Agreements and requisite corporate actions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the requisite corporate actions and the applicable underwriting agreement or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	The Units, when (i) the Units have been specifically authorized for issuance by all requisite corporate actions, (ii) the applicable Operative Agreements relating to the Units have been duly authorized, executed and delivered by the Company, (iii) the Units have been duly executed by the Company and countersigned in accordance with the applicable Operative Agreements and requisite corporate actions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the requisite corporate actions and the applicable underwriting agreement or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	The Share Purchase Contracts, when (i) the Share Purchase Contracts have been specifically authorized for issuance by all requisite corporate actions, (ii) the applicable Operative Agreements relating to the Share Purchase Contracts have been duly authorized, executed and delivered by the Company, (iii) the Share Purchase Contracts have been duly executed by the Company and countersigned in accordance with the applicable Operative Agreements and requisite corporate actions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the requisite corporate actions and the applicable underwriting agreement or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	The Share Purchase Units, when (i) the Share Purchase Units have been specifically authorized for issuance by all requisite corporate actions, (ii) the applicable Operative Agreements relating to the Share Purchase Units have been duly authorized, executed and delivered by the Company, (iii) the Share Purchase Units have been duly executed by the Company and countersigned in accordance with the applicable Operative Agreements and requisite corporate actions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the requisite corporate actions and the applicable underwriting agreement or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinion is subject, in each case, to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors’ rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.

Our opinion is limited to the application of the laws of the State of New York only, and we express no opinion with respect to the applicability of federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that contrary positions may be asserted and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP

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